Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen Howard Dunn
	Senior Vice President		Senior Vice President
	Investor Relations		Corporate Communications &
	(914) 722-4704		Community Relations
(401) 770-5717

FOR IMMEDIATE RELEASE

CVS CAREMARK ANNOUNCES RECORD FIRST QUARTER RESULTS

DILUTED EPS GROWTH AT HIGH END OF COMPANY EXPECTATIONS

First Quarter Year-Over-Year Highlights:

•	Adjusted EPS of $0.55, which excludes $0.04 in amortization of intangible assets, up 18.3%

•	GAAP diluted EPS of $0.51, up 17.4%

•	Net revenues of $21.3 billion, up 61.7%

WOONSOCKET, RHODE ISLAND, May 1, 2008 – CVS Caremark Corporation (NYSE: CVS), today announced record first quarter revenue and earnings for the quarter ended March 29, 2008.

Net revenues for the thirteen-week period ended March 29, 2008, increased $8.1 billion to $21.3 billion, up from $13.2 billion during the thirteen-week period ended March 31, 2007. Same store sales (sales from stores open more than one year) in the Company’s CVS/pharmacy division for the first quarter rose 3.9% over the prior year period. Pharmacy same store sales rose 3.7% and were negatively impacted by approximately 450 basis points due to recent generic introductions, while front-end same store sales increased 4.3%. Same store sales for the first quarter benefited from an earlier Easter (March 23rd this year versus April 8th last year), which shifted more holiday sales into March. The Company estimates the Easter shift had a positive impact of approximately 115 basis points on front-end same store sales for the quarter ended March 29, 2008.

Net earnings for the first quarter ended March 29, 2008, increased 83.1% to $748.5 million or $0.51 per diluted share on a GAAP basis, compared with net earnings of $408.9 million or $0.43 per diluted share in the comparable 2007 period. Adjusted earnings per share, which excludes $0.04 in amortization of intangible assets primarily related to acquisition activity, for the first quarter were $0.55, compared with $0.46 per share in the comparable 2007 period.

Tom Ryan, Chairman, President and Chief Executive Officer of CVS Caremark, stated, “I’m very pleased with our results for the quarter. We delivered strong revenue and margin growth across our businesses that led to earnings at the high end of our expectations. I’m most excited about the substantial progress we have made on our new integrated PBM/retail model, which is resonating strongly in the marketplace.”

For the quarter, CVS Caremark opened 41 new retail pharmacy stores; closed 19 retail pharmacy stores, 2 mail order pharmacies and 1 specialty mail order pharmacy. In addition, the Company relocated 53 retail pharmacy stores and 1 specialty pharmacy store. As of March 29, 2008 the Company operated 6,267 retail pharmacy stores, 56 specialty pharmacy stores, 19 specialty mail order pharmacies and 7 mail order pharmacies in 44 states and the District of Columbia.

The Company will be holding a conference call today for the investment community at 8:30 am (EDT) to discuss its quarterly results. An audio webcast of the conference call will be broadcast simultaneously through the Investor Relations portion of the CVS website for all interested parties. To access the webcast, visit http://investor.CVS.com. This webcast will be archived and available on the web site for a one-month period following the conference call.

CVS Caremark is the largest provider of prescriptions in the nation. The Company fills or manages more than 1 billion prescriptions annually. Through its unmatched breadth of service offerings, CVS Caremark is transforming the delivery of healthcare services in the U.S. The Company is uniquely positioned to effectively manage costs and improve healthcare outcomes through its approximately 6,300 CVS/pharmacy stores; its pharmacy benefit management, mail order and specialty pharmacy division, Caremark Pharmacy Services; its retail-based health clinic subsidiary, MinuteClinic; and its online pharmacy, CVS.com. General information about CVS Caremark is available through the Investor Relations portion of the Company’s website, at http://investor.CVS.com, as well as through the press room portion of the Company’s website, at www.cvs.com/pressroom.

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the caption “Cautionary Statement Concerning Forward-Looking Statements” in its Annual on Form 10-K for the fiscal year ended December 29, 2007.

– Tables Follow –

CVS CAREMARK CORPORATION

Consolidated Condensed Statements of Operations

(Unaudited)

	13 Weeks Ended
In millions, except per share amounts	March 29, 2008	March 31, 2007(1)
Net revenues	$21,326.0	$13,188.6
Cost of revenues	17,033.0	9,885.4

Gross profit	4,293.0	3,303.2
Total operating expenses	2,922.9	2,566.7

Operating profit	1,370.1	736.5
Interest expense, net	130.9	63.9

Earnings before income tax provision	1,239.2	672.6
Income tax provision	490.7	263.7

Net earnings	748.5	408.9
Preference dividends, net of income tax benefit	3.5	3.5

Net earnings available to common shareholders	$745.0	$405.4

Basic earnings per common share:
Net earnings	$0.52	$0.45

Weighted average basic common shares outstanding	1,429.8	906.1

Diluted earnings per common share:(2)
Net earnings	$0.51	$0.43

Weighted average diluted common shares outstanding	1,467.7	939.8

Dividends declared per common share	$0.06000	$0.04875

(1)	On March 22, 2007, pursuant to the Agreement and Plan of Merger dated as of November 1, 2006 as amended (the “Merger Agreement”), Caremark Rx, Inc. (“Caremark”) was merged with and into a newly formed subsidiary of CVS Corporation, with the CVS subsidiary continuing as the surviving entity. Under the terms of the Merger Agreement, Caremark shareholders received 1.67 shares of common stock, par value $0.01 per share of the Company for each share of common stock of Caremark, par value $0.001 per share, issued and outstanding immediately prior to the effective time of the merger. Further, the results of operations for the thirteen weeks ended March 31, 2007 include 10 days of results of the operations of Caremark.
(2)	Diluted earnings per common share is computed by dividing (i) net earnings, after accounting for the difference between the dividends on the ESOP preference stock and common stock and after making adjustments for the incentive compensation plans, by (ii) Basic shares plus the additional shares that would be issued assuming that all dilutive stock options and restricted stock awards are exercised and the ESOP preference stock is converted into common stock. The dilutive earnings adjustment was $0.9 million and $1.1 million for the thirteen weeks ended March 29, 2008 and March 31, 2007, respectively.

CVS CAREMARK CORPORATION

Consolidated Condensed Balance Sheets

(Unaudited)

In millions, except share and per share amounts	March 29, 2008	December 29, 2007
Assets:
Cash and cash equivalents	$818.2	$1,056.6
Short-term investments	—	27.5
Accounts receivable, net	4,623.5	4,579.6
Inventories	7,989.3	8,008.2
Deferred income taxes	342.2	329.4
Other current assets	141.0	148.1

Total current assets	13,914.2	14,149.4

Property and equipment, net	6,021.5	5,852.8
Goodwill	23,922.1	23,922.3
Intangible assets, net	10,344.3	10,429.6
Other assets	364.9	367.8

Total assets	$54,567.0	$54,721.9

Liabilities:
Accounts payable	$3,405.0	$3,593.0
Claims and discounts payable	2,481.3	2,484.3
Accrued expenses	2,504.6	2,556.8
Short-term debt	1,341.9	2,085.0
Current portion of long-term debt	47.3	47.2

Total current liabilities	9,780.1	10,766.3

Long-term debt	8,349.0	8,349.7
Deferred income taxes	3,430.2	3,426.1
Other long-term liabilities	855.9	857.9

Shareholders’ equity:
Preference stock, series one ESOP convertible, par value $1.00: authorized 50,000,000 shares; issued and outstanding 3,752,000 shares at March 29, 2008 and 3,798,000 shares at December 29, 2007	200.6	203.0
Common stock, par value $0.01: authorized 3,200,000,000 shares; issued 1,596,404,000 shares at March 29, 2008 and 1,590,139,000 shares at December 29, 2007	16.0	15.9
Treasury stock, at cost: 165,809,000 shares at March 29, 2008 and 153,682,000 shares at December 29, 2007	(5,854.6)	(5,620.4)
Shares held in trust, 1,700,000 shares at March 29, 2008 and 9,224,000 shares at December 29, 2007	(55.5)	(301.3)
Guaranteed ESOP obligation	(44.5)	(44.5)
Capital surplus	27,019.0	26,831.9
Retained earnings	10,919.7	10,287.0
Accumulated other comprehensive loss	(48.9)	(49.7)

Total shareholders’ equity	32,151.8	31,321.9

Total liabilities and shareholders’ equity	$54,567.0	$54,721.9

CVS CAREMARK CORPORATION

Consolidated Condensed Statements of Cash Flows

(Unaudited)

	13 Weeks Ended
In millions	March 29, 2008	March 31, 2007
Cash flows from operating activities:
Cash receipts from sales	$16,321.6	$12,861.0
Cash paid for inventory	(12,459.8)	(9,486.7)
Cash paid to other suppliers and employees	(2,989.1)	(2,510.0)
Interest received	6.3	7.7
Interest paid	(124.6)	(109.7)
Income taxes paid	(13.6)	(54.6)

Net cash provided by operating activities	740.8	707.7

Cash flows from investing activities:
Additions to property and equipment	(400.3)	(311.9)
Proceeds from sale-leaseback transactions	5.3	9.9
Acquisitions (net of cash acquired) and investments	15.9	(1,975.0)
Sale of short-term investment	27.5	—
Proceeds from sale or disposal of assets	4.8	13.2

Net cash used in investing activities	(346.8)	(2,263.8)

Cash flows from financing activities:
(Reductions in) additions to short-term debt	(743.1)	1,230.1
Dividends paid	(85.9)	(40.3)
Proceeds from exercise of stock options	170.1	56.9
Excess tax benefits from stock based compensation	27.1	7.7
Additions to long-term debt	—	500.0
Reductions in long-term debt	(0.6)	(18.3)

Net cash (used in) provided by financing activities	(632.4)	1,736.1

Net (decrease) increase in cash and cash equivalents	(238.4)	180.0
Cash and cash equivalents at beginning of period	1,056.6	530.7

Cash and cash equivalents at end of period	$818.2	$710.7

Reconciliation of net earnings to net cash provided by operating activities:
Net earnings	$748.5	$408.9
Adjustments required to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	299.3	208.8
Stock based compensation	13.2	22.3
Deferred income taxes and other noncash items	(1.6)	(20.2)
Change in operating assets and liabilities, providing/(requiring) cash, net of effects from acquisitions:
Accounts receivable, net	(43.8)	198.9
Inventories	18.8	130.1
Other current assets	4.1	(20.8)
Other assets	3.1	10.1
Accounts payable and Claims and discounts payable	(190.9)	(188.3)
Accrued expenses	(108.0)	(47.8)
Other long-term liabilities	(1.9)	5.7

Net cash provided by operating activities	$740.8	$707.7

Adjusted Earnings Per Share

For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

The Company defines adjusted earnings per share as earnings before income tax provision plus amortization, less income tax provision and dilutive earnings adjustment, divided by the weighted average diluted common shares outstanding.

Following is a reconciliation of earnings before income tax provision to adjusted earnings per share:

	(Unaudited) 13 Weeks Ended
In millions, except per share amounts	March 29, 2008	March 31, 2007
Earnings before income tax provision	$1,239.2	$672.6
Amortization	97.9	47.4

Adjusted earnings before income tax provision	1,337.1	720.0
Income tax provision	529.5	282.2

Adjusted net earnings	807.6	437.8
Dilutive earnings adjustment	(0.9)	(1.1)

Adjusted net earnings available to common shareholders	806.7	436.7

Weighted average diluted common shares outstanding	1,467.7	939.8
Adjusted earnings per share	$0.55	$0.46

Free Cash Flow

The Company defines free cash flow as net cash provided by operating activities less net additions to properties and equipment (additions to property and equipment plus proceeds from sale-leaseback transactions).

Following is a reconciliation of net cash provided by operating activities to free cash flow:

	(Unaudited) 13 Weeks Ended
In millions	March 29, 2008	March 31, 2007
Net earnings	$748.5	$408.9
Non-cash charges (including depreciation and amortization)	310.9	210.9
Working capital change	(318.6)	87.9

Net cash provided by operating activities	$740.8	$707.7
Subtract: Additions to property and equipment	(400.3)	(311.9)
Add: Proceeds from sale-leaseback transactions	5.3	9.9

Free cash flow	$345.8	$405.7

Supplemental Unaudited Information

The Company evaluates segment performance based on net revenue, gross profit and operating profit before the effect of non-recurring charges and gains and certain intersegment activities and charges. Following is a reconciliation of the Company’s business segments to the accompanying consolidated financial statements:

In millions	Retail Pharmacy Segment	Pharmacy Services Segment(1)	Intersegment Eliminations (2)	Consolidated Totals
13 Weeks Ended:
March 29, 2008:
Net revenues	$11,845.6	$10,764.7	$(1,284.3)	$21,326.0
Gross profit	3,505.0	788.0	—	4,293.0
Operating profit	840.1	530.0	—	1,370.1

March 31, 2007:
Net revenues	$11,239.2	$2,110.3	$(160.9)	$13,188.6
Gross profit	3,105.7	197.5	—	3,303.2
Operating profit	625.9	110.6	—	736.5

(1)	Net revenues of the Pharmacy Services Segment include approximately $1,664.9 million and $156.0 million of Retail Co-payments for the thirteen weeks ended March 29, 2008 and March 31, 2007, respectively.
(2)	Intersegment eliminations relate to intersegment revenues that occur when a Pharmacy Services Segment customer uses a Retail Pharmacy Segment store to purchase covered products. When this occurs, both segments record the revenue on a standalone basis.

Supplemental Information

Preliminary and Unaudited

Retail Pharmacy Segment

The following table summarizes the Retail Pharmacy Segment’s performance for the respective periods:

	13 Weeks Ended
In millions	March 29, 2008	March 31, 2007
Net revenues	$11,845.6	$11,239.2
Gross profit	3,505.0	3,105.7
Gross profit % of net revenues	29.6%	27.6%
Operating expenses(1)	2,664.9	2,479.8
Operating expense % of net revenues	22.5%	22.1%
Operating profit	840.1	625.9
Operating profit % of net revenues	7.1%	5.6%
Net revenue increase:
Total	5.4%	23.1%
Pharmacy	4.8%	21.3%
Front Store	6.6%	27.1%
Same store sales increase (2):
Total	3.9%	7.3%
Pharmacy	3.7%	7.6%
Front Store	4.3%	6.7%
Generic dispensing rate	66.6%	61.7%
Pharmacy % of net revenues	68.2%	68.6%
Third party % of pharmacy revenue	95.4%	94.4%

(1)	Operating expenses include merger and integration cost associated with the Caremark Merger of $0.4 million and $4.5 million for the thirteen weeks ended March 29, 2008 and March 31, 2007, respectively.
(2)	On June 2, 2006, we acquired certain assets and assumed certain liabilities from Albertson’s, Inc. for $4.0 billion. The assets acquired and the liabilities assumed included approximately 700 standalone drugstores and a distribution center located in La Habra, California (collectively, the “Standalone Drug Business”). During the thirteen weeks ended March 31, 2007, total net revenues were significantly affected by the acquisition of the Standalone Drug Business, which increased total net revenues by approximately 14.0%. The sales results of the Standalone Drug Business were not included in same store sales revenue until July 1, 2007.

Supplemental Information

Preliminary and Unaudited

Pharmacy Services Segment

The following table summarizes the Pharmacy Services Segment’s performance for the respective periods:

	13 Weeks Ended
In millions	March 29, 2008	March 31, 2007
As reported:
Net revenues (1)	$10,764.7	$2,110.3
Gross profit	788.0	197.5
Gross profit % of net revenues	7.3%	9.4%
Operating expenses	258.0	86.9
Operating expense % of net revenues	2.4%	4.1%
Operating profit	530.0	110.6
Operating profit % of net revenues	4.9%	5.2%
Net revenues:
Mail service	$3,647.1	$1,209.7
Retail network	7,023.8	885.9
Other	93.8	14.7
Comparable Financial Information: (2)
Net revenues	$10,764.7	$10,520.9
Gross profit	788.0	758.0
Gross profit % of net revenues	7.3%	7.2%
Operating expenses	258.0	467.1
Less merger and integration costs(3)	(10.4)	(215.2)

Comparable operating expenses	247.6	251.9
Comparable operating expense % of net revenues	2.3%	2.4%
Comparable operating profit	540.4	506.1
Comparable operating profit % of net revenues	5.0%	4.8%

Net revenues:
Mail service	$3,647.1	$4,164.9
Retail network	7,023.8	6,273.5
Other	93.8	82.5
Pharmacy claims processed:
Total	156.8	152.4
Mail service	15.3	18.6
Retail network	141.5	133.8
Generic dispensing rate:
Total	64.1%	58.3%
Mail service	52.8%	45.8%
Retail network	65.2%	59.9%
Mail order penetration rate	23.1%	28.2%

(1)	Effective September 1, 2007, we converted a number of the PharmaCare retail pharmacy network contracts to the Caremark contract structure, which resulted in those contracts being accounted for using the gross method. This change caused total net revenues to increase by approximately $710.5 million during the thirteen weeks ended March 29, 2008.
(2)	The Comparable Financial Information combines the historical Pharmacy Services Segment results of CVS and Caremark assuming the Caremark Merger and any adjustments to the estimated assets acquired and liabilities assumed as of March 22, 2007 occurred at the beginning of the period ended March 31, 2007. Accordingly, the comparable results include incremental depreciation and amortization resulting from the fixed and intangible assets recorded in connection with the Caremark Merger and exclude merger-related expenses and integration costs. The comparable financial information, which is used by management to assess year-to-year performance, has been provided for illustrative purposes only and does not purport to be indicative of the actual results that would have been achieved by the combined business segment for the periods presented or that will be achieved by the combined business segment in the future.

(3)	Merger and integration costs for the thirteen weeks ended March 29, 2008 primarily consist of severance and retention costs. Merger and integration costs for the thirteen weeks ended March 31, 2007, include $80.3 million of stock option expense associated with the accelerated vesting of certain Caremark stock options, which vested upon consummation of the merger due to change in control provisions of the underlying Caremark stock option plans, $42.9 million of change in control payments due upon the consummation of the merger due to change in control provisions in certain Caremark employment agreements and merger-related costs of $92.1 million. Merger-related costs include $43.8 million of investment banker fees, $32.8 million of legal and accounting fees and $15.5 million of other merger-related costs incurred by Caremark.

EBITDA and EBITDA per Adjusted Claim

We define EBITDA as earnings before interest, taxes, depreciation and amortization (and excluding merger and integration related costs). We define EBITDA per adjusted claim as EBITDA divided by adjusted pharmacy claims. Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims. EBITDA can be reconciled to operating profit, which we believe to be the most directly comparable GAAP financial measure.

Following is a reconciliation of operating profit to EBITDA:

Pharmacy Services Segment – Comparable Financial Information (1)

	(Unaudited) 13 Weeks Ended
In millions, except per adjusted claim amounts	March 29, 2008	March 31, 2007
Operating profit	$530.0	$290.9
Merger and integration costs(2)	10.4	215.2

Comparable operating profit	$540.4	$506.1
Depreciation and amortization	86.5	88.3

EBITDA	$626.9	$594.4
Adjusted claims	184.1	186.3

EBITDA per adjusted claim	$3.41	$3.19

(1)	The Comparable Financial Information combines the historical Pharmacy Services Segment results of CVS and Caremark assuming the Caremark Merger and any adjustments to the estimated assets acquired and liabilities assumed as of March 22, 2007 occurred at the beginning of the period ended March 31, 2007. Accordingly, the comparable results include incremental depreciation and amortization resulting from the fixed and intangible assets recorded in connection with the Caremark Merger and exclude merger-related expenses and integration costs. The comparable financial information, which is used by management to assess year-to-year performance, has been provided for illustrative purposes only and does not purport to be indicative of the actual results that would have been achieved by the combined business segment for the periods presented or that will be achieved by the combined business segment in the future.
(2)	Merger and integration costs for the thirteen weeks ended March 29, 2008 primarily consist of severance and retention costs. Merger and integration costs for the thirteen weeks ended March 31, 2007, include $80.3 million of stock option expense associated with the accelerated vesting of certain Caremark stock options, which vested upon consummation of the merger due to change in control provisions of the underlying Caremark stock option plans, $42.9 million of change in control payments due upon the consummation of the merger due to change in control provisions in certain Caremark employment agreements and merger-related costs of $92.1 million. Merger-related costs include $43.8 million of investment banker fees, $32.8 million of legal and accounting fees and $15.5 million of other merger-related costs incurred by Caremark.